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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-3 and Forms S-8 of our report dated February 5, 1999 with respect to the consolidated financial statements of Ligand Pharmaceuticals Incorporated included in Ligand Pharmaceuticals Incorporated's Annual Report (Form 10-K) for the year ended December 31, 1998.


                                        ERNST & YOUNG LLP


San Diego, California
March 26, 1999